Exhibit 3.106(a)
CERTIFICATE OF LIMITED PARTNERSHIP
OF
USP TEXAS, L.P.
     Pursuant to Section 2.01 of the Texas Limited Partnership Act (the “Act”), the undersigned general partner hereby certifies as follows:
1.	The name of the limited partnership is USP Texas, L.P.

2.	The address of the registered office is 350 N. St. Paul Street, Dallas, Texas 75201.

3.	The name of the registered agent at the above address is CT Corporation System

4.	The address of the principal office where the records of the limited partnership are to be kept or made available under Section 1.07 of the Act is 17103 Preston Road, Suite 200 N, Dallas, Texas 75248.

5.	The name, mailing address and street address of the business or residence of each general partner is as follows:

Name:	Mailing and Street Address:
USP North Texas, Inc.	17103 Preston Road, Suite 200N, Dallas, TX 75248
6.	This certificate of Limited Partnership shall be effective upon its filing with the Secretary of State of Texas.
IN WITNESS WHEREOF, the undersigned has executed this Certificate of Limited Partnership as of December 6, 1999

USP North Texas, Inc. General Partner
/s/ James K. Lines
James K. Lines, Vice President

CERTIFICATE OF AMENDMENT
TO THE
CERTIFICATE OF LIMITED PARTNERSHIP
Pursuant to the provisions of section 2.02 of the Texas Revised Limited Revised Limited Partnership Act, the undersigned limited partnership desire to amend its certificate of limited partnership and for that purpose submits the following certificate of amendment.
1.	The name of the limited partnership is USP Texas, L.P.

2.	The certificate of limited partnership is amended as follow: Paragraph 4 is amended to read:
Paragraph 4 is amended to read:

4.	The address of the principal office where the records of the limited partnership are to be kept or made available under Section 1.07 of the Act is 15305 Dallas Parkway. Suit 1600, Addison, TX 75001.

Paragraph 5 is amended to read:

5.	The name mailing address and street address of the business of each general partner is as follows:

Name:	Mailing and Street Address:
USP North Texas, Inc. 15305	Dallas Parkway, #1600, Addison, TX 75001
Date: December 3, 2003

USP TEXAS, L.P.
/s/ Alex Jenkins
USP North Texas, Inc.
General Partner Alex Jenkins, Asst. Secretary